                               EXHIBIT 10.14

                          BUY AND SELL AGREEMENT

                            CONCERNING STOCK OF

                      FAMILY BOOKSTORES COMPANY, INC.



          THIS BUY AND SELL AGREEMENT ("Agreement") is made as of November ___, 1994, between FAMILY BOOKSTORES COMPANY, INC., a Michigan corporation (the "Company"), the undersigned shareholders of the common stock of the Company (referred to individually as a "Shareholder" and collectively as the "Shareholders"), Electra Investment Trust PLC, a corporation organized under the laws of England ("EIT"), and Electra Associates, Inc., a Delaware corporation ("Associates," and in connection with EIT, "Electra").


     1. PURPOSE. The Shareholders own the number of shares of outstanding common stock of the Company as set forth in Exhibit A to this Agreement (the shares and any other shares of common stock of the Company acquired after the date of this Agreement by any Shareholder and any such shares acquired by Electra pursuant to this Agreement are referenced herein as the "Purchased Shares"). Electra owns certain warrants, and rights to acquire additional warrants (collectively, the "Warrants"), to acquire shares of common stock of the Company (the "Warrant Shares") as set forth in Exhibit A (the Purchased Shares and Warrant Shares are referenced herein as the "Shares"). The Shareholders, Electra and the Company believe that it is in their best interests for the Company to remain closely held under certain circumstances. Accordingly, they wish to make a provision for the orderly transfer of ownership of the Shares upon the occurrence of certain events, and to establish a fair and equitable value for the Shares.


     2.   RESTRICTIONS ON TRANSFER.

          (a) GENERAL SHAREHOLDER RESTRICTIONS. No Shareholder shall sell, transfer or grant any security interest in any Shares except in accordance with this Agreement. Any transfer in violation of this Agreement shall be void.

          (b)  SHAREHOLDER PERMISSIBLE TRANSFERS.

               A Shareholder may transfer all or any of his or her Purchased Shares:

               (i) As permitted by this Agreement; PROVIDED, HOWEVER, that no Voluntary Transfer (as defined in SECTION 3(e) of this Agreement) may occur prior to the completion of the Company's initial public offering of common stock (an "IPO") which is registered with the U.
          S. Securities and Exchange Commission (the period up to the date of the completion of the IPO referenced herein as the "Restricted Period"), unless the transferring Shareholder receives the prior written consent of persons who own at least 75% of the Purchased Shares that are subject to this Agreement and the written consent of EIT (the "Required Consent").

               (ii) Upon the written consent of the Company;
          PROVIDED, HOWEVER, that no Voluntary Transfer may occur during the Restricted Period unless the transferring
          Shareholder receives the Required Consent.

               (iii) To his or her spouse, children, or other descendants, or to a trust for his, her or their benefit (an "Estate Transfer"); PROVIDED, HOWEVER, that no Shareholder may make an Estate Transfer during the Restricted Period unless: (A) the transferring Shareholder receives the Required Consent or (B) the transferee is a trust that is revocable by the Shareholder and the Shareholder retains sole voting authority over the trust. In addition, as a condition to such transfer, the transferee must agree in writing to be bound by all terms of this Agreement. The transferee's Purchased Shares shall be deemed to be owned by the donor Shareholder for all purposes of this Agreement, except that the purchase price payable upon the exercise of any option under this Agreement shall be paid to the transferee and not the donor Shareholder. The Shareholders and Electra hereby agree that Mr. Monroe Pofcher may transfer within 30 days of the date of this Agreement the Purchased Shares indicated in Exhibit A as held by him to Mr. Pofcher and Greta Pofcher, his wife, as joint tenants with rights of survivorship.

               (iv) Notwithstanding the foregoing, Purchased Shares may not be transferred: (A) unless the Purchased Shares are registered under federal and applicable state securities laws or exemptions from the registration requirements are available; (B) unless the transferee agrees in writing to be bound by all terms of this Agreement; and (C) if the transfer would cause an event of default under the terms of (x) the Company's agreements with any senior or subordinated lender (a "Lender Agreement") or (y) any pledge agreement (a "Pledge Agreement") between the Shareholder and the Bank of Scotland, so long as such agreements are not terminated.
                                      -2-

          (c) ENDORSEMENT ON SHAREHOLDER CERTIFICATES. Each certificate for Purchased Shares or Warrant Shares shall bear a legend substantially as follows:

          THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED PURSUANT TO EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY NOT BE TRANSFERRED WITHOUT REGISTRATION OR AN EXEMPTION THEREFROM UNDER FEDERAL AND APPLICABLE STATE SECURITIES LAWS.

          IN ADDITION TO THE FOREGOING RESTRICTIONS ON TRANSFER, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF A CERTAIN BUY AND SELL AGREEMENT DATED AS OF _____________________, 1994, A
          COPY OF WHICH IS ON FILE WITH THE COMPANY. ANY ATTEMPTED SALE, TRANSFER, ASSIGNMENT, PLEDGE OR OTHER DISPOSITION IN VIOLATION OF THE TERMS OF THE BUY AND SELL AGREEMENT IS VOID.

          (d)  ELECTRA RESTRICTIONS ON TRANSFER.

               (i) Prior to any event described in Section 25(b) of this Agreement, EIT, Associates or any other Electra Transferor (described below) may at any time or from time to time sell, dispose of or otherwise transfer to any person all or a portion of the Warrant Shares or any Purchased Shares acquired by an Electra Transferor under this Agreement (for so long as the Shares are held by such person, the Warrant Shares and such Purchased Shares are referenced herein as the "Electra Shares"), PROVIDED HOWEVER, that (x) the transferee is a corporation, partnership, trust or other entity which is at least majority-owned, directly or indirectly, by either EIT or Associates, or both, and the total number of the transfers does not exceed five (5) (each such transferee, an "Electra Transferee" and each such transfer an "Electra Transfer") or (y) the transferee is a transferee listed in Section III of Exhibit A (each such transferee a "Permitted Transferee," and each such transfer a "Permitted Transfer") or (z) if the transfer is an Electra Voluntary Transfer (defined below), the Company and the Shareholders shall have failed to exercise their respective options set forth in Section 2(d)(iii), below. An Electra Voluntary Transfer shall mean any attempt by EIT, Associates, or any Electra Transferee or Permitted Transferee (an "Electra Transferor") to sell, dispose of or otherwise transfer (other than in an Electra Transfer or a Permitted Transfer) all or any portion of the Electra Shares held by such persons. From and after any event described in Section 25(b) of this Agreement, any Electra Transferor may at any time or from time to time sell, dispose of or otherwise transfer all or a portion of the Electra Shares held by each to any person, and such transfers will not be subject to this Agreement.

               (ii) No Electra Shares may be transferred unless
          (A) the Electra Shares are registered under federal and applicable state securities laws or exemptions from the registration requirements are available and (B) the transfer would not cause an event of default under the terms of any pledge agreement between the Electra Transferor and BOS, individually or as Agent for the Banks (BOS, in such capacity, the "Agent"). Electra shall not transfer any Shares in any transfer other than an Electra Transfer without the prior written consent of the Company, which consent may be withheld only if in the Company's reasonable opinion the transferee (x) competes directly or indirectly with the Company or (y) may be expected to have a significant adverse effect on the Company's Christian-based mission or image. Any transfer by Electra in violation of this Agreement shall be void.

               (iii) The Company shall have an option as set forth in Section 2(d)(iii)(A) (the "Electra Shares Option") to purchase, and upon exercise of that option, the Electra Transferor shall have an obligation to sell to the Company, the Electra Shares upon the occurrence of any Electra Voluntary Transfer relating to the Electra Shares, provided that the transfer occurs prior to the completion of an IPO. If the Company fails to exercise its Electra Shares Option to purchase any or all of the Electra Shares or is prohibited by law from consummating the purchase, or if the exercise of the Electra Shares Option would cause an event of default to occur under any Lender Agreement, the remaining Shareholders shall then have the option set forth in
          SECTION 2 (d)(iii)(B) of this Agreement to purchase, and upon exercise of that option, the Electra Transferor shall have an obligation to sell, the Electra Shares not purchased by the Company at the price and in accordance with the terms of this SECTION 2(d).

                    (A)  COMPANY'S ELECTRA SHARES OPTION.  The

               Company's Electra Shares Option under this SECTION 2(d) shall be as follows:

                         (1)  OPTION PERIOD.  The Electra Shares
                    Option shall be exercisable for thirty (30) days following the date the Electra Shares Option arises. The Electra Shares Option shall arise upon receipt by the Company of the notice of the proposed Electra Voluntary Transfer.

                         (2)  The Company shall exercise its Electra
                    Shares Option by written notice to the Electra Transferor within the Electra Shares Option period.

                         (3)  The Electra Shares Option shall be for
                    all or a portion of the Electra Shares of the Electra Transferor, PROVIDED HOWEVER, the Company shall only have the Electra Shares Option to purchase the number of Electra Shares that are subject to the proposed Electra Voluntary Transfer.

                         (4)  If the Electra Shares Option is
                    exercised by the Company, the purchase price and terms shall be the price and terms set forth in the Electra Offer (defined below).

                    (B)  SHAREHOLDERS OPTION.

                         (1)  At the expiration of the Company's
                    Electra Shares Option or when the Company notifies the Electra Transferor that it shall not exercise its Electra Shares Option to purchase any or all of the Electra Shares, each of the remaining Shareholders (subject to the condition that the remaining Shareholder continues as a shareholder of the Company as of the date of the event triggering the Company's Electra Shares Option and is allowed to purchase Shares under SECTION 11 below) (the "Electra Purchasing Shareholders") shall have an option (a "Shareholder Electra Shares Option") to purchase the Electra Shares that were the subject of the Company's Electra Shares Option which the Company will not purchase, and the Electra Transferor shall have the obligation to sell to the exercising remaining Shareholders the remaining Electra Shares. The Company shall give each Shareholder prompt written notice of the expiration of the Company's Electra Shares Option or its decision not to exercise the option to purchase all or any Electra Shares. The Shareholders' Electra Shares Option shall arise as of the date of the receipt of written notice that the Company's Electra Shares Option has expired or will not be exercised.

                         (2)  Unless otherwise agreed among the
                    Electra Purchasing Shareholders, the respective Shareholder Electra Shares Option shall be on a pro rata basis in accordance with their relative ownership of the Shares on the date of the triggering event of the Company's Electra Shares Option. If any Electra Purchasing Shareholder does not exercise the Shareholder Electra Shares Option, the other Electra Purchasing Shareholders (i.e., other than those who did not exercise their Shareholder Electra Shares Option) shall have a second option to purchase the remaining Electra Shares on a pro rata basis in accordance with their relative ownership of the Shares.

                         (3)  A Shareholder Electra Shares Option
                    shall be exercisable for 10 days following the date it arises. A second Shareholder Electra Shares Option that arises because another Shareholder did not exercise his or her Shareholder Electra Shares Option shall arise upon the expiration of the first Shareholder Electra Shares Option period, and a new 5-day exercise period shall again be applicable with respect to such second Option. To exercise this second Shareholder Electra Shares Option, an Electra Purchasing Shareholder must commit to purchase all Electra Shares subject to the second Shareholder Electra Shares Option on a pro rata basis with all other Electra Purchasing Shareholders who also exercise this second Shareholder Electra Shares Option.

                         (4)  An Electra Purchasing Shareholder shall
                    exercise a Shareholder Option by a written notice to the Electra Transferor within the applicable option period. A copy of the notice shall also be sent to the Company and all other Shareholders. Notwithstanding anything else in this Agreement to the contrary, neither the Company nor any Electra Purchasing Shareholder may purchase Electra Shares under this SECTION 2(d)(iii) unless the Company and other Electra Purchasing Shareholders collectively are purchasing all of the Electra Shares that are the subject of the Shareholder Electra Shares Option.

                         (5) If a Shareholder's Electra Shares Option is exercised under this SECTION 2(d)(iii), the purchase price and terms shall be the price and terms set forth in the Electra Offer (defined below).

               (iv) If an Electra Transferor proposes to make an Electra Voluntary Transfer, the Electra Transferor shall notify in writing the Company and the Shareholders of its desire to effect the transfer. The written notice shall be irrevocable and shall specify
          (i) the number of Electra Shares to be transferred;
          (ii) if known, the name, address and telephone number of any transferee; (iii) the proposed price to be paid for the Shares; and, (iv) all other terms of any proposed transfer (the "Electra Offer"). The Electra Transferor shall give the Company and the Shareholders a copy of any agreement, offer or other document relating to any Electra Offer. The Company's Electra Shares Option relating to a voluntary transfer shall arise upon receipt by the Company of written notice of the proposed Electra Voluntary Transfer.

               (v) If neither the Company nor the remaining Shareholders exercise their respective Electra Shares Options to purchase all of the Electra Shares which are the subject of the Company or Shareholders' Electra Shares Option, the Electra Transferor shall have a period of 120 days after the expiration of the last Electra Shares Option to transfer the Electra Shares at a price equal to or greater than the price set forth in the Electra Offer and on such terms as are not inconsistent with the terms set forth in the Electra Offer. If the transfer does not take place within the 120-day period, the Electra Shares shall remain subject to all of the terms of this Agreement.


     3. OPTIONAL REDEMPTION BY COMPANY. The Company shall have an option ("Company Option") to purchase a Shareholder's Shares (the "Option Shares") upon the occurrence of the events listed in this SECTION 3. If the Company fails to exercise the Company Option to purchase the Option Shares or is prohibited by law from consummating the purchase, or if the exercise of the

Company Option would cause an event of default to occur under any Lender Agreement, the remaining Shareholders and Electra shall then have the Option set forth in SECTION 5(b) of this Agreement to purchase the Option Shares at the price and in accordance with the terms of this Agreement.

          (a) DEATH OF SHAREHOLDER. The Company shall have a Company Option to purchase, and upon exercise of the Company Option, the Shareholder's successor in interest shall have an option, but not an obligation, to sell, the Option Shares upon his or her death. This Company Option shall arise upon receipt by the Company of notice of death.

          (b) TERMINATION OF EMPLOYMENT. If the Shareholder is an Employee/Shareholder, the Company shall have the Company Option to purchase, and the Employee/Shareholder shall sell upon exercise of the Company Option, his or her Shares when either the Company or the Employee/Shareholder terminates the employment with the Company; PROVIDED, HOWEVER, that if the employment terminates because of the retirement of the Employee/Shareholder (a "Retirement Termination"), the Employee/Shareholder shall have an option, but not an obligation, to sell the Option Shares upon his or her termination of employment. For purposes of this Agreement, an "Employee/Shareholder" is a Shareholder who is employed full-time by the Company and "retirement" is the voluntary termination of employment by an Employee/Shareholder after age 62. This Company Option shall arise upon notice to or by the Company of termination. Nothing in this Agreement shall constitute an employment agreement or be construed to alter any employment agreement or any employment relationship between any Shareholder and the Company from at-will employment, except as may be otherwise set forth in a written agreement with a Shareholder signed by an officer of the Company other than the Shareholder.

          (c) DISABILITY OF SHAREHOLDER. The Company shall have a Company Option to purchase, and upon exercise of that Company Option, the Shareholder shall have an option, but not an obligation, to sell, his or her Shares if he or she becomes disabled. For purposes of this Agreement, an Employee/Share-holder shall be deemed to be "disabled" if, by reason of accident, physical illness or mental illness, the Shareholder has been unable to fulfill normal and customary business responsibilities as an employee of the Company for a continuous period of 6 months during any 12-month period. A non-Employee/ Shareholder shall be deemed to be disabled if by reason of accident, physical illness or mental illness, the Shareholder is unable to fulfill normal and customary responsibilities in the Shareholder's then current employment for a continuous period of 6 months during any 12 month period. Disputes regarding the existence or date of disability shall be determined by a licensed physician selected by agreement of the Company and the applicable Shareholder. Such physician's fees shall be paid by the Company. If the Company and the applicable Shareholder cannot agree upon a physician, the dispute shall be determined by a majority of a panel of three licensed physicians, one selected by the Company, one selected by the applicable Shareholder and the third selected by the first two. The Company and the applicable Shareholder shall each pay the fees of the physician they select, and the fees of the third physician shall be shared equally. This Company Option shall arise upon the later of the end of the 6-month period of disability or the determination of disability for such 6-month period.

          (d) INVOLUNTARY TRANSFER. The Company shall have a Company Option to purchase, and the Shareholder or his or her successor in interest shall sell upon exercise of the Company Option, a Shareholder's Shares upon the involuntary transfer of the Shares. An involuntary transfer occurs when any of the Shares or any interest in the Shares is transferred by operation of law. An involuntary transfer includes (i) a sale or other disposition by a trustee or debtor in possession appointed or retained in a bankruptcy case, (ii) a sale at any creditors' or judicial sale, or (iii) a transfer arising out of a divorce or separation proceeding. This Company Option shall arise upon receipt by the Company of notice of the transfer.

          (e) PROPOSED VOLUNTARY TRANSFER. The Company shall have a Company Option to purchase, and the Shareholder shall sell upon exercise of the Company Option, a Shareholder's Shares upon a proposed voluntary transfer of the Shares. A proposed voluntary transfer occurs when a Shareholder attempts to sell, dispose of or otherwise transfer (other than any Estate Transfer) all or any portion of his or her Shares (a "Voluntary Transfer"). A Shareholder shall notify in writing the Company and the other Shareholders of the Shareholder's desire to effect a Voluntary Transfer. The written notice shall be irrevocable and shall specify (i) the number of Shares to be transferred, (ii) if known, the name, address and telephone number of any proposed transferee; (iii) the proposed price to be paid for the Shares; and, (iv) all other terms of any proposed transfer (the "Offer"). The Shareholder proposing the transfer shall give the Company and all of the other Shareholders a copy of any agreement, offer or other document relating to any Offer. This Company Option shall arise upon receipt by the Company of written notice of the proposed Voluntary Transfer. Notwithstanding anything in this Agreement to the contrary, no Shareholder may make more than one Voluntary Transfer of Shares (not including Estate Transfers) within any 12 consecutive month period, or more than five

     Voluntary Transfers of Shares (not including Estate Transfers) during the term of this Agreement.

          (f) IRA SHAREHOLDER. The parties acknowledge that certain individual retirement accounts (each an "IRA Shareholder") established for the benefit of certain individual Shareholders (each a "Beneficiary Shareholder") hold Purchased Shares. For purposes of this Agreement only: (i) any option arising under
     Section 3 or Section 5 of this Agreement, or any obligation arising under Section 6 of this Agreement, relating to any Purchased Shares held by any Beneficiary Shareholder shall also apply to any Purchased Shares held by the IRA Shareholder as to which the Beneficiary Shareholder is a beneficiary, PROVIDED, HOWEVER, that any purchase price paid for any Purchased Shares held by the IRA Shareholder shall be paid to the IRA Shareholder and (ii) the Purchased Shares held by an IRA Shareholder shall be considered owned by the respective Beneficiary Shareholder to determine the Beneficiary Shareholder's pro rata participation in any rights under, or any obligations under Section 6 of, this Agreement to purchase any Shares. An IRA Shareholder shall not have any rights or obligation to purchase any Shares under this Agreement.

          (g) JOINT TENANCY. For purposes of this Agreement only, any Purchased Shares held by any individual in joint tenancy shall be deemed to be held by the joint tenant designated as the "Principal Shareholder" in Exhibit A to this Agreement to determine the occurrence of any of the events which give rise to any option under Section 3 or Section 5 of this Agreement. Any option so triggered with respect to an event relating to the Principal Shareholder shall apply to all of the Shares held by the joint tenants.

     4.   COMPANY'S OPTION.  The Company Option to purchase Shares under
SECTION 3 shall be as follows:

          (a) COMPANY OPTION PERIOD. The Company Option shall be exercisable for 30 days following the date the Company Option arises.

          (b) EXERCISE OF COMPANY OPTION. The Company shall exercise its Company Option by written notice to the transferring
     Shareholder or the transferring Shareholder's successor in interest within the Company Option period.

          (c) NUMBER OF SHARES. The Company's Option shall be for all or a portion of the transferring Shareholder's Shares; PROVIDED, HOWEVER, that if the Company Option arises because of an involuntary transfer or proposed Voluntary Transfer, the

     Company shall only have the Company Option to purchase the number of Shares that are subject to involuntary transfer or proposed Voluntary Transfer.

          (d) PURCHASE PRICE AND TERMS. If the Company Option is exercised under this SECTION 4, the purchase price shall be the price determined in accordance with SECTION 8 below. The other terms of the purchase shall be as provided in this Agreement.

     5. PURCHASING SHAREHOLDERS' OPTION. At the expiration of the Company Option or when the Company notifies the transferring Shareholder that it shall not exercise its Company Option to purchase any or all of the transferring Shareholder Shares, each of the remaining Shareholders, subject to the condition that the remaining Shareholder continues as a shareholder of the Company as of the date of the event triggering the Company's Option and is allowed to purchase Shares under SECTION 11 below and Electra (the remaining Shareholders and Electra collectively referenced in this SECTION 5 as the "Purchasing Shareholders"), shall have an option (a "Shareholder Option") to purchase the Shares that were the subject of the Company's Option and not purchased by the Company, and (x) the transferring Shareholder, or his or her successor in interest, shall have an option to sell the Shares, but not an obligation to sell, in the event of a Shareholder's Option arising under SECTION 3(a), SECTION 3(b) for a Retirement Termination or SECTION 3(c), and (y) the transferring Shareholder, or his or her successor in interest, shall sell the Shares upon exercise of the Shareholder Option in the event of a Shareholder's Option arising under SECTION 3(b) for any employment termination other than a Retirement Termination, SECTION 3(d) or SECTION 3(e). The remaining Shareholders' and Electra's Option shall arise as of the date of the receipt of written notice that the Company's Option has expired or will not be exercised.

          (a)  SHARES AVAILABLE TO EACH PURCHASING SHAREHOLDER.
     Unless otherwise agreed among the Purchasing Shareholders, the respective Shareholder Options shall be on a pro rata basis in accordance with their relative ownership of the Shares on the date of the triggering event of the Company's Option. If any Purchasing Shareholder does not exercise a Shareholder Option, the other Purchasing Shareholders (i.e., other than those who did not exercise their Shareholder Option) shall have a second Shareholder Option to purchase the remaining Shares on a pro rata basis in accordance with their relative ownership of the Shares. For purposes of SECTION 5(a), to determine the relative ownership of the Purchasing Shareholders, EIT, Associates and any Electra Transferee will be deemed each to have acquired the Warrant Shares evidenced by the Warrants then exercisable by EIT, Associates or the Electra Transferee (the "Electra Group").

          (b) SHAREHOLDER OPTION PERIOD. A Shareholder Option shall be exercisable for 20 days following the date it arises. A second Shareholder Option that arises because another Purchasing Shareholder did not exercise his or her Shareholder Option shall arise upon the expiration of the first Shareholder Option period, and a new 20-day exercise period shall again be applicable with respect to such second Shareholder Option. To exercise this second Shareholder Option, a Purchasing Shareholder must commit to purchase all Shares subject to the second Shareholder Option on a pro rata basis with all other Purchasing Shareholders who also exercise this second Shareholder Option.

          (c) EXERCISE OF SHAREHOLDER OPTION. A Purchasing Shareholder shall exercise a Shareholder Option by written notice to the transferring Shareholder or the transferring Shareholder's successor in interest within the Shareholder Option period. A copy of the notice shall also be sent to the Company and all other Shareholders. No Purchasing Shareholder may purchase Shares under this SECTION 5 unless the Company (if purchasing any Shares) and the other Purchasing Shareholders collectively are purchasing all of the Shares that are the subject of the Shareholder Option.

          (d) PURCHASE PRICE AND TERMS. If a Shareholder Option is exercised under this SECTION 5, the purchase price shall be the price determined in accordance with SECTION 8 below. The other terms of the purchase shall be as provided in this Agreement.

          (e)  NOTICE BY COMPANY.  The Company shall give each
     Shareholder, EIT and Associates prompt written notice of the occurrence of any event giving rise to a Shareholder Option under this SECTION 5.

          (f) STOCK PLEDGE. If at the time of any purchase of the Purchased Shares held by any Shareholder the Shares are the subject of any Pledge Agreement between the Shareholder and the BOS or any Bank (as defined in Section 25(b) below), then a Purchasing Shareholder will not be entitled to purchase any Shares pursuant to a Purchasing Shareholder's Option unless the Purchasing Shareholder agrees with respect to the transferred Shares to be bound by the terms of the Pledge Agreement (or in the case of Electra, a similar pledge Electra and BOS may reasonably agree), but only to the extent required by Section 2(b) of the Pledge Agreement, as may be required under the Pledge Agreement. Each Purchasing Shareholder agrees to comply with the terms of the Pledge Agreement (or in the case of Electra, such similar pledge agreement) to enable the transferring Shareholder to receive the proceeds for the Shareholder's Shares as permitted by this Agreement.

     6. CERTAIN SPECIAL MANDATORY SHAREHOLDER PURCHASES AND SALES. Notwithstanding anything in this Agreement to the contrary:

          (a) Upon the death or disability (as defined in SECTION 3 above) of any Employee/Shareholder other than Mr. Leslie E. Dietzman during the first two years of this Agreement, if the Employee/Shareholder or his successor in interest desires to sell the Employee/Shareholder's Shares and the Company does not purchase pursuant to its Company Option the Employee/Shareholder's Shares, the other Shareholders (other than an IRA Shareholder) shall purchase from the transferring Shareholder or his or her successor in interest the number of Shares originally purchased ("Original Purchase Shares") by the deceased or disabled Shareholder and the IRA Shareholder as to which the Employee/Shareholder is the beneficiary, as listed on Exhibit A to this Agreement (the "Mandatory Purchase"), to the extent that the Shareholder and the related IRA Shareholder have not transferred and will not transfer pursuant to a pending transfer an aggregate number of Shares equal to the Shareholder's Original Purchase Shares to the Company or to Purchasing Shareholders pursuant to any Company or Shareholder Option or to any other person pursuant to any involuntary transfer or Voluntary Transfer. The other Shareholders (other than an IRA Shareholder) shall purchase all of the Original Purchase Shares on a pro rata basis in relation to their ownership of the Shares that are the subject of this Agreement (except as may be limited by SECTION 11 below). The price and other terms of a Mandatory Purchase shall be as set forth in SECTIONS 8, 9, and 10 below. Any Shares held by the transferring Shareholder, his or her successor in interest and the related IRA Shareholder in excess of the number of Shares designated as owned by the Shareholder on EXHIBIT A to this Agreement shall be subject to the Company Options and other Shareholder Options as provided in this Agreement.

          (b) If the triggering event for a Company Option or Shareholder Option is the Employee/Shareholder's voluntary termination of employment or the Company's termination of employment for cause, then upon the exercise of the Company Option or a Shareholder Option, the terminated Employee/Share-holder shall sell Unpaid Shares (defined in SECTION 8(c)(ii)) at the price and on the terms set forth in SECTION 8(c)(ii). For purposes of this SECTION 6(b), an employee shall be deemed to have been terminated for "cause" if based upon: a conviction of a crime involving moral turpitude; embezzlement; wilful disobedience of a reasonable directive of the Board of Directors; activities in competition with the Company or in aid of its competitors; material breach of this Buy and Sell Agreement or any other agreement with the Company; or any violation of law which reflects badly upon the image of the Company.
                                      -13-

     7. FAILURE TO EXERCISE COMPANY OR SHAREHOLDER OPTIONS. If neither the Company nor the Purchasing Shareholders exercise their respective Company or Shareholder Options to purchase, the following provisions shall apply:

          (a) PROPOSED VOLUNTARY TRANSFER. If the Company or Shareholder Option was triggered by a notice of a proposed Voluntary Transfer, the transferring Shareholder shall have a period of 90 days after the expiration of the last Company Option to transfer the Shares at a price equal to or greater than the price set forth in the Offer and on such terms as are not inconsistent with the Offer as the transferring Shareholder and the transferee shall determine. As a condition to such transfer, the transferee shall execute a copy of this Agreement agreeing to be bound by its terms. If the transfer does not take place within the 90-day period, the Shares shall remain subject to all of the terms of this Agreement.

          (b) INVOLUNTARY TRANSFER. If the Company Option was triggered by an involuntary transfer, then the transferee or transferees shall own the Shares subject to all of the terms of this Agreement as if each transferee were the transferring Shareholder under this Agreement.

          (c) OTHER. If the Company or Shareholder Option was triggered other than by an involuntary transfer or proposed Voluntary Transfer, then such Shares shall remain subject to all of the terms of this Agreement. This means, for example, that upon a Shareholder's transferor's death or, if applicable, termination of employment with the Company, the Shares held by any such transferee would become subject to the Company Options (or Mandatory Purchase obligations) set forth in this Agreement.


     8.   PURCHASE PRICE.

          (a) The purchase price per share for Purchased Shares to be purchased upon the exercise of a Company or Shareholders Option shall be the value determined in accordance with Exhibit B to this Agreement ("Agreed Formula"). The Shareholders may change the Agreed Formula by the written agreement of (i) persons holding at least 90% of the Purchased Shares that are subject to this Agreement and (ii) EIT.

          (b) The Shareholders, upon the written agreement of the Shareholders holding at least 75% of the Purchased Shares that are subject to this Agreement and EIT, may authorize and direct the Board of Directors of the Company to obtain an independent appraisal of the Company and determine a new multiple based on dividing the value of the Company in that appraisal by the preceding two years average earnings before interest and taxes ("EBIT"). That multiple will become the new multiple to be used in the Agreed Formula.

          (c) Notwithstanding any provision to the contrary in SECTIONS 8(a) AND (b), if:

               (i)  the triggering event for a Company or
          Shareholders Option (or obligation) to purchase is the death or disability of a Shareholder and the triggering event occurs within two years from the date of this Agreement, the per Share purchase price for the Shares shall be not less than $200 per Share.

               (ii) the triggering event for a Company or Shareholder Option is the Employee/Shareholder's voluntary termination of employment or termination of employment for cause, then the purchase price for any Unpaid Shares (defined below) shall be the lesser of the price for any Shares determined under Section 8(a) or Two Hundred Dollars ($200) per Share. For purposes of this subparagraph (ii), Unpaid Shares shall mean the number of Shares equal to (i) the unpaid balance of any amount (exclusive of the amount of any voluntary prepayment on the balance due which is made within 120 days of termination, (an "Excluded Amount")) owing by the Employee/Shareholder to the Company pursuant to any promissory note (the "Shareholder Note") issued for the purchase of the Shares divided by (ii) Two Hundred Dollars ($200). The purchase price for any Shares other than Unpaid Shares that are held by the Employee/Shareholder shall be determined in accordance with SECTION 8(a) of this Agreement and shall be paid in accordance with SECTIONS 9 AND 10 of this Agreement. If the Company is a purchaser of any Unpaid Shares, then the Employee/Shareholder agrees that the Company may set off against any unpaid balance (after giving effect to any Excluded Amount) under the Employee/Shareholder's Note the amount due to the Employee/Shareholder for any Unpaid Shares. If a Shareholder or a member of the Electra Group is a purchaser of any Unpaid Shares, the Employee/ Shareholder agrees and authorizes that such purchaser may pay any amounts due and payable for the Unpaid Shares to the Company in an amount equal to the unpaid balance (after giving effect to any Excluded Amount) under the Employee/Shareholder's Note. Any amount due to the Employee/Shareholder after any such set off or credit shall be paid to the Employee/ Shareholder pursuant to SECTIONS 9 and 10.


     9. CLOSING. The closing of a sale pursuant to the exercise of any Company or Shareholder Option, as the case may be, under this SECTION 9 shall take place within 30 days after the exercise of the Company or Shareholder Option. The date of closing may be changed by agreement of the transferring and acquiring parties to the sale. Upon the exercise of a Company or Shareholder Option, the transferring Shareholder or his or her successor in interest, or Electra or its successor in interest, as the case may be, shall deliver at the closing the certificate or certificates representing the Shares to be purchased, duly endorsed for transfer free and clear of all encumbrances.


     10.  PAYMENT.

          (a) Except as set forth in SECTION 6(b) with respect to Unpaid Shares, the purchase price for Purchased Shares that are held by any Shareholder purchased pursuant to the exercise of any Company or Shareholder Option under this Agreement shall be paid, subject to SECTION 10(b) below or any limitations imposed by any Lender Agreement, in cash or in accordance with the following terms, at the election of the Company or the Purchasing Shareholders (as applicable):

               (i) DOWN PAYMENT. At closing, the transferring Shareholder or his or her successor in interest shall be paid an amount equal to at least 25% of the purchase price in cash. The purchaser(s) of the Purchased Shares may, in their sole discretion, elect to make a down payment in cash of more than 25% of the purchase price.

               (ii) PROMISSORY NOTE. Any amount of the purchase price for any Purchased Shares not paid in cash at the closing shall be paid by delivery of a promissory note (or if there is more than one Purchasing Shareholder, promissory notes) payable in 12 equal quarterly installments of principal and accrued interest, commencing on the first day of the first month after the date of closing. Each note shall bear interest at the prime rate of interest established by Bank of Scotland (or other successor senior lender of the Company) on the date of the note; PROVIDED, HOWEVER, that if such rate exceeds the highest contractual rate of interest allowed by law, the note shall bear interest at the highest permissible contractual rate of interest. Interest shall accrue and shall be payable annually in arrears on each anniversary date of the note until paid in full. Each note may be prepaid in whole or in part at any time, without penalty. In the event of default in payment of any installment when due or the death or bankruptcy of the maker of a note, the entire principal and interest on the note shall become immediately due and payable at the Option of the holder. Each note shall provide for the payment of attorneys' fees and costs of suit by the maker should any legal action for collection be commenced. The maker of a note shall expressly waive demand and notice of default. A promissory note delivered by the Company under this SECTION 10 shall be unsecured. A promissory note delivered by a Purchasing Shareholder under this SECTION 10 shall be secured by a pledge of the Shares (subject to any pledge required under any Lender Agreement) to be paid for, in part, by the promissory note. The transferee shall cease to have rights as a shareholder of the Company with respect to the Shares transferred as of the date of closing.

          (b) Each Employee/Shareholder who has an outstanding balance due to the Company under any Shareholder Note agrees that: (i) if the Company is purchasing any Shares held by the Employee/Shareholder, the Company shall set off against the unpaid amount due under the Shareholder Note the amounts payable under SECTION 10(a) when such amounts are payable by the Company, and (ii) if a Purchasing Shareholder is purchasing the Employee/Shareholder's Shares, the Purchasing Shareholder shall pay to the Company (to be applied to the unpaid amount due on the Shareholder Note) the amounts payable under SECTION 10(a), when such amounts are payable by the Purchasing Shareholder. Any amount payable by the Company or Purchasing Shareholder in excess of the unpaid amount of any Shareholder Note shall be paid to the transferring Shareholder under the terms of SECTION 10(a).

          (c) Notwithstanding any other provision to the contrary, the purchase price for any Electra Shares purchased pursuant to the exercise of any Company Electra Shares Option or Shareholder Electra Shares Option under this Agreement shall be paid in cash at closing, subject to any change by agreement between the Electra Transferor and the purchasing parties.


     11. CERTAIN ADDITIONAL LIMITATIONS. Notwithstanding anything in this Agreement to the contrary, no Shareholder shall be permitted to acquire, directly or indirectly, 50% or more of the outstanding common stock of the Company without the prior written consent of the Shareholders owning at least 80% of the Purchased Shares that are subject to this Agreement excluding the Shares held by the proposed 50% or greater Shareholder.

     12. LIFE INSURANCE. The Company may maintain insurance policies on the life of any Shareholder that is an individual. The Company shall pay out of its own funds the life insurance premiums. The Company may either increase or decrease the amount of, or discontinue, any life insurance policy at any time. The right to change the beneficiary, to assign, surrender or borrow upon, to collect the proceeds of and to exercise all incidents of ownership in any policies of insurance shall be vested in the Company. The beneficiary of each policy of insurance shall be the Company and not any insured Shareholder. If requested, each Shareholder that is an individual shall take all actions required for issuance of a life insurance policy, submitting to physical examinations and furnishing the insurance company with all of the Shareholder's medical records.


     13. ADDITIONAL SHARES COVERED BY AGREEMENT. This Agreement shall apply to all shares of common stock of the Company now owned or hereafter acquired by any Shareholder.


     14.  PARTICIPATION IN SALES.

          (a) TAG-ALONG SHAREHOLDER RIGHT. If any Shareholder or group of Shareholders (the "Offeree") receives a bona fide offer from a third party or parties other than the Company or any other Shareholder (the "Purchaser") to purchase all or any part of the Shares owned by the Offeree and such Shares are equal to at least 20% of the Shares, (the "Tag-Along Shares"), for a specified price payable in cash or otherwise and on specified terms and conditions (the "Tag-Along Offer"), and (i) the Offeree proposes to sell or otherwise transfer the Tag-Along Shares to the Purchaser pursuant to the Tag-Along Offer, and (ii) neither the Company, the Shareholders nor Electra shall have exercised their respective Company Options or Shareholder Options to acquire the Tag-Along Shares under SECTIONS 3 and 5 hereunder, then each member of the Electra Group shall have the right to sell to the Purchaser, at the same price per Share and on the same terms and conditions as stated in the Offer, all Shares owned by the member of the Electra Group prior to any sale by any Offeree. If the number of Tag-Along Shares to be purchased by the Purchaser is less than the sum of the Offeree's Shares and number of all Shares all such members of the Electra Group shall have elected to sell to the Purchaser pursuant to the Tag-Along Offer, then the number of Shares to be sold by the Offeree and each member of the Electra Group shall be reduced proportionately based on the number of Shares that the Offeree and each member of the Electra Group has elected to sell. If the price proposed in the Tag-Along Offer shall consist of consideration other than cash, any such member of the Electra Group may elect to sell such Shares to the Offeree in lieu of the Purchaser, and the Offeree shall purchase such Shares, for cash in an amount per Share equal to the mutually agreed value of such non-cash consideration on a per Share basis (plus the amount of cash per Share offered, if any, in the Tag-Along Offer). If no such agreement as to value is reached before the fifth business day prior to the proposed sale to the Purchaser, such value shall be determined by an independent appraiser who shall promptly make such determination in accordance with the guidelines established for determining the Appraised Value (as defined in the Warrants) of shares under the Warrants. The independent appraiser shall be selected on such fifth preceding business day by such member of the Electra Group and reasonably acceptable to the Offeree, and shall be an investment banking firm selected by the Company and reasonably acceptable to the Electra Group

          (b) In addition to any notice required under SECTION 3(e), the Offeree shall notify in writing the members of the Electra Group of the Offeree's desire to sell, transfer or otherwise dispose of the Shares held by the Offeree pursuant to the Tag-Along Offer. The written notice shall specify (i) the number of Shares to be transferred, (ii) the name, address and telephone number of the Purchaser, (iii) the proposed price or other consideration to be paid for the Shares, and (iv) all other terms of any proposed transfer. The Offeree proposing the transfer shall give the members of the Electra Group a copy of any agreement, offer or other document relating to the purchase of the Tag Along Shares. A member of the Electra Group wishing to participate in any sale pursuant to SECTION 14(a) shall notify the Offeree in writing of such intention as soon as practicable after the member receives the notice from the Offeree, but no later than thirty (30) days after the receipt of the notice. If the Offeree does not receive the notice from any member of the Electra Group within the notice period described above, the Offeree may consummate the proposed transaction (without any obligation to include the Shares of the applicable member of the Electra Group in such transaction) and the Offeree shall have a period of 90 days after the expiration of the notice to transfer the Tag-Along Shares at a price equal to or higher than the price in the Tag-Along Offer and on terms as are not inconsistent with the terms set forth in the Tag-Along Offer.

          (c) If any Electra Group member elects to participate in any Tag-Along Offer, the Offeree and each participating member of the Electra Group shall sell to the Purchaser the Shares proposed to be sold by them at the price and otherwise upon the terms and conditions, if any, stated in the Tag-Along Offer.

          (d) The parties hereto acknowledge that a Tag-Along Offer shall be considered a proposed Voluntary Transfer. The Offeree must otherwise comply with the terms of this Agreement applicable to any proposed Voluntary Transfer to consummate any transaction pursuant to any Tag-Along Offer. The right of any member of the Electra Group to participate in any Tag-Along Offer shall be in addition to and not in place of any right to purchase the Tag-Along Shares pursuant to
     SECTION 5 of this Agreement.


     15. TAKE ALL PROPER ACTIONS. The parties to this Agreement shall take all proper actions necessary to permit them to fulfill their duties under this Agreement, including signing all necessary documents and taking all other action necessary to carry out or cause the Company to carry out the provisions of this Agreement.


     16. TERMINATION PROVISIONS. This Agreement shall terminate upon the earliest to occur of any of the following events: (i) cessation of business of the Company, (ii) bankruptcy, receivership or dissolution of the Company, (iii) the death of all Shareholders within 90 days of each other, (iv) the written agreement of all of the parties to this Agreement, or (v) the Company's completion of an IPO.


     17. NOTICE. Notice will be effective at the earlier of actual receipt or five days following deposit of notice in the U.S. mail, first-class postage attached, addressed to a party at the address on file with the Company.


     18. LEGAL REMEDY INADEQUATE. The Shares are a unique asset and, accordingly, in any action for the actual or anticipated breach of this Agreement, the legal remedy for damages shall be deemed inadequate, and injunctive relief is appropriate to prevent or remedy any breach.


     19. BINDING EFFECT; BENEFITS; ASSIGNMENT. All of the terms of this Agreement will be binding upon, inure to the benefit of and be enforceable by and against the heirs and legal representatives of the Shareholders and the successors and assigns of the Company or of Electra. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement, this Agreement being for the exclusive benefit of the parties and their respective heirs, legal representatives, successors and assigns. No party will assign any of its respective rights or obligations under this Agreement to any other person without the prior written consent of all of the other parties. Notwithstanding the foregoing or anything else contained herein, the provisions of this Agreement (other than Section 25 hereof) shall not be binding upon any Transferee (as such term is defined in said Section 25) nor any transferee who has acquired Shares from an Electra Transferor pursuant to Section 2(d)(v) of this Agreement.


     20. SEVERABILITY. Any provision, or clause of any provision, of this Agreement that is found to be contrary to Michigan law or otherwise unenforceable will not affect the remaining terms of this Agreement, which will be construed as if the unenforceable provision or clause were absent from this Agreement.


     21. VENUE; JURISDICTION. The Company and Shareholders agree that a proper forum in which to litigate any dispute that arises under this Agreement among the Company and Shareholders shall be the courts in Kent County, Michigan. Each such party also agrees that those courts shall have personal jurisdiction over the party with respect to any action under this Agreement.


     22. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Michigan as applicable to contracts made and to be performed in the State of Michigan without regard to conflicts of laws principals.


     23. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any party that is not embodied in this Agreement, and no party will be bound by or liable for any alleged representation, promise, inducement or statement of intention not set forth in this Agreement.


     24. AMENDMENT. This Agreement may be amended only by an agreement in writing signed by persons holding at least 75% of the Purchased Shares that are subject to this Agreement and if the amendment would materially adversely affect Electra, the written consent of Electra; PROVIDED, HOWEVER, that SECTION 8 of this Agreement may be amended only by an agreement in writing signed by persons holding at least 90% of the Purchased Shares that are subject to this Agreement and the written consent of Electra; PROVIDED FURTHER, that except for the foregoing permitted amendment to SECTION 8, no provision regarding any right, duty or obligation of any Shareholder may be modified or amended to adversely affect the Shareholder without his or her written consent and, PROVIDED FURTHER, that no sale, disposition or other transfer may be permitted pursuant to any amendment which would cause an event of default under the terms of any Lender Agreement or any Pledge Agreement. All amendments adopted in accordance with this SECTION 24 shall be binding on all of the parties to this Agreement and their respective heirs, successors and assigns.


     25. INAPPLICABILITY TO LENDERS. The restrictions contained in this Agreement shall not apply to (a) the grant of a security interest, directly or indirectly, by any Shareholder to the BOS or any Bank, (b) any foreclosure or other realization by any of the foregoing on any such security interest (including without limitation any sale by BOS or a Bank of any Purchased Shares in connection therewith), or (c) any sale, transfer or grant of security interest by any of the foregoing or by any Transferee.

          As used herein:

               "BANKS" shall mean any or all of the financial institutions from time to time party to a Lender Agreement and any entity acting on behalf of any of the foregoing (in each case, together with their respective successors and assigns), and "BANK" shall mean any of the foregoing.

               "BOS" shall mean Bank of Scotland, its successors and assigns.

               "TRANSFEREE" shall mean and include the Banks, BOS and each Person who acquires the relevant (or any successor) shares, directly or indirectly, from BOS or any Bank or from any other direct or indirect transferee of any of the foregoing.

The provisions of this SECTION 25 may not be amended, supplemented or otherwise modified without the consent of BOS or any entity acting on behalf of any of the other Banks.


     26. COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed will be deemed to be an original, and such counterparts will together constitute one and the same Agreement.


     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above.

                                   COMPANY:

                                   FAMILY BOOKSTORES COMPANY, INC.

                                   By /S/ LESLIE E. DIEZMAN
                                      ---------------------------
                                       Leslie E. Dietzman
                                       Its President

                                   /S/ ELECTRA INVESTMENT TRUST, PLC


                                   ELECTRA INVESTMENT TRUST, PLC

                                   /S/ ELECTRA ASSOCIATES, INC.

                                   ELECTRA ASSOCIATES, INC.


                                   SHAREHOLDERS:

                                   /S/ GEORGE CRAIG
                                   --------------------------------
                                   George Craig


                                   /S/ LESLIE E. DIETZMAN
                                   --------------------------------
                                   Leslie E. Dietzman


                                   NBD Bank, N.A., Trustee for the Leslie
                                   E. Dietzman Individual Retirement
                                   Account

                                   By:/S/
                                      --------------------------------
                                      Assistant Vice President and Trust
                                      Officer


                                   /S/ NEIL TOPHAM
                                   --------------------------------
                                   Neil Topham


                                   Bruce E. Ryskamp and Jeralyn G. Ryskamp,
                                   Co-Trustees of the Bruce E. Ryskamp
                                   Living Trust

                                   By: /S/ BRUCE E. RYSKAMP
                                     --------------------------------
                                      Bruce E. Ryskamp, Co-Trustee

                                   By: /S/ JERALYN G. RYSKAMP
                                     --------------------------------
                                      Jeralyn G. Ryskamp, Co-Trustee

                                   Jeralyn G. Ryskamp and Bruce E. Ryskamp,
                                   Co-Trustees of the Jeralyn G. Ryskamp
                                   Living Trust

                                   By: /S/ BRUCE E. RYSKAMP
                                      --------------------------------
                                      Bruce E. Ryskamp, Co-Trustee

                                   By: /S/ JERALYN G. RYSKAMP
                                      --------------------------------
                                      Jeralyn G. Ryskamp, Co-Trustee


                                      /S/ RICHARD M. BUTLER
                                      --------------------------------
                                      Richard M. Butler


                                   Old Kent Bank and Trust Company,
                                   Custodian for the Richard M. Butler
                                   Individual Retirement Account

                                   By: /S/
                                      --------------------------------

                                       /S/ DENNIS K. WADE
                                      --------------------------------
                                       Dennis K. Wade


                                   Old Kent Bank and Trust Company,
                                   Custodian for the Dennis K. Wade
                                   Individual Retirement Account

                                   By: /S/
                                      --------------------------------


                                      /S/ CRAIG B. KLAMER
                                      --------------------------------
                                      Craig B. Klamer

                                   Old Kent Bank and Trust Company,
                                   Custodian for the Craig B. Klamer
                                   Individual Retirement Account

                                   By:/S/
                                      --------------------------------


                                   /S/ J. HAL BAILEY
                                      --------------------------------
                                      J. Hal Bailey

                                   Old Kent Bank and Trust Company,
                                   Custodian for the J. Hal Bailey
                                   Individual Retirement Account

                                   By/S/
                                      --------------------------------
                                      -24-

                                       /S/ MONROE POFCHER
                                      --------------------------------
                                       Monroe Pofcher

                                       /S/ WILLIAM G. BAKER
                                      --------------------------------
                                       William G. Baker

                                       /S/ EDWARD BELL
                                      --------------------------------
                                       Edward Bell


























                                      -25-